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    As filed with the Securities and Exchange Commission on September __, 1998

                          Registration No. 33-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         UNITED HERITAGE CORPORATION
_______________________________________________________________________________
              (Exact name of issuer as specified in its charter)

                  Utah                                    87-0372864
_______________________________________________________________________________
       (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                Identification No.)

                  2 North Caddo Street, Cleburne, Texas 76031
_______________________________________________________________________________
                   (Address of Principal Executive Offices)

             1998 Stock Option Plan of United Heritage Corporation
_______________________________________________________________________________
                           (Full title of the plan)

	Mr. Walter G. Mize  2 North Caddo Street, Cleburne, Texas 76031
_______________________________________________________________________________
                    (Name and address of agent for service)

                                 817-641-3681
_______________________________________________________________________________
           (Telephone number, including area code, of agent for service)

         The Commission is requested to send copies of all communications and notices to:

                               Lewis D. Schwartz
                            Tracy & Holland, L.L.P.
                      306 West Seventh Street, Suite 500
                           Fort Worth, Texas  76102
                                  817-335-1050
                             817-332-3140 (telecopy)
                            (Counsel for the Issuer)

                        CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
  Title of                    Proposed Maximum   Proposed Maximum   Amount of
Securities to   Amount to be   Offering Price    Aggregate Offer-  Registration
be Registered    Registered   per Share (1)(2)   ing Price (1)(2)      Fee
_______________________________________________________________________________
Common Stock,    2,000,000       $0.578125          1,156,250        $341.09
 par value        shares
  $0.001

(1)	Computed in accordance with Rule 457(c) of the Securities Act of
        1933, as amended, on the basis of the average of the closing bid and asked prices of the Common Stock on the NASDAQ for September 25, 1998.

(2)	Determined solely for the purpose of computing the registration fee.

                             ____________________
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                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Company with the Commis-sion are incorporated herein by reference:

	(a)	Annual Report on Form 10-K for the fiscal year ended
                March 31, 1998;

	(b)	Quarterly Report on Form 10-Q for the quarter ended June
                30, 1998; and

	(c)	The description of the Common Stock contained in the
                Company's registration statement filed pursuant to
                Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

	All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES.

	The shares being offered hereunder are registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

	Neither any expert named in the Registration Statement as having prepared or certified any part hereof (or as named as having prepared or certified a report or valuation for use in connection with the Registration Statement), nor any counsel for the Company named in the Prospectus as having given an opinion upon the valid-ity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time there-after through the date of effectiveness of this Registration State-ment or that part of this Registration Statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the Registration Statement, a substan-tial interest, direct or indirect, in the Company or its subsidiary or was connected with the Company or the subsidiary as a promoter, underwriter, voting trustee, director, officer or employee.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

	Part 9 of the Utah Business Corporation Act (the "Act") empowers a corporation to indemnify its directors and officers, advance or reimburse expenses to its directors and officers, and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such indemnification is permissable in certain situations and mandatory in other situations. In cases where indemnification or advancing or reimbursing of expenses is permissable, authorization and a determination of qualification must be made in each specific case. The Company's articles of incorporation and bylaws provide for the indemnification of its directors and officers to the full extent permitted by law. It is the Company's position that because its articles of incorporation and bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by law, there need only be a determination as to whether the individual in a specific case qualifies for indemnification under
Part 9, and, if so, that such indemnification is already autho-rized.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

	There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

	 5	Opinion and Consent of Tracy & Holland, L.L.P.*

	23.01	Consent of Tracy & Holland, L.L.P. (contained in the
                Opinion filed as Exhibit 5 to this Registration State-
                ment)*

	23.02	Consent of Weaver & Tidwell, independent certified
                public accountants*

	99.01	1998 Stock Option Plan of United Heritage Corporation*
____________________________________

	*	Filed herewith.

ITEM 9.  UNDERTAKINGS.

	(a)	The undersigned Registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales
        are being made, a post-effective amendment to this Registration
        Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registra-

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                tion Statement (or the most recent post-effective amend-
                ment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously dis-closed in the Registration Statement or any material change to such information in the Registration State-ment;

		Provided, however, that paragraphs (a)(1)(i) and
        (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be includ-ed in a post-effective amendment by those paragraphs is con-tained in periodic reports filed by the Registrant pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

		(2)	That, for the purpose of determining any liability
        under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-
        effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	Insofar as indemnification for liabilities arising under
the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant

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in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

	Know All Men By These Presents that each person whose signature appears on the signature pages of this Registration Statement constitutes and appoints Walter G. Mize and Harold L. Gilliam and each of them, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitu-tion, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them or his substitutes, may lawfully do or cause to be done by virtue hereof.



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                                  SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleburne, State of Texas, on September 28, 1998.

                                          UNITED HERITAGE CORPORATION
                                                  (Registrant)



                                        By:/s/ Walter G. Mize
                                           _________________________
                                           Walter G. Mize, President
                                           and Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                   TITLE                          DATE
/s/ Walter G. Mize           President and Chief             September 28,1998
______________________       Executive Officer
Walter G. Mize               and Director (Prin-
                             cipal Executive
                             Officer)

/s/ Harold L. Gilliam        Secretary and                   September 28, 1998
______________________       Director (Principal
Harold L. Gilliam            Financial and
                             Accounting Officer)

/s/ Dr. Joe Martin           Director                        September 28, 1998
______________________
Dr. Joe Martin

/s/ Theresa D. Turner        Director                        September 28, 1998
______________________
Theresa D. Turner

/s/ C. Dean Boyd             Director                        September 28, 1998
______________________
C. Dean Boyd

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                              INDEX TO EXHIBITS



 Exhibit
 Number                           Exhibit
_______________________________________________________________________________
 5      Opinion and Consent of Tracy & Holland, L.L.P.

23.01	Consent of Tracy & Holland, L.L.P. (contained in the
        Opinion filed as Exhibit 5 to this Registration Statement)

23.02	Consent of Weaver & Tidwell, L.L.P., independent
        certified public accountants

99.01   1998 Stock Option Plan of United Heritage Corporation


                                  II-6